EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-284670) and Form S-8 (No. 333-283314) of our report dated March 31, 2025 with respect to our audits of the consolidated financial statements of Longevity Health Holdings, Inc. included in this Form 10-K/A.

/s/ Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

June 17, 2025